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Exhibit 10.7

CONSENT AND AMENDMENT TO THE
CONTRACT FOR THE PURCHASE OF FIRM CAPACITY AND ENERGY

        This CONSENT AND AMENDMENT TO THE CONTRACT FOR THE PURCHASE OF FIRM CAPACITY AND ENERGY (this "Agreement") is entered into as of January 4th, 2007, by and between GEORGIA POWER COMPANY, a Georgia corporation ("GPC"), and KGEN MURRAY I AND II LLC, a Delaware limited liability company (the "Seller").

RECITALS

        A.    GPC and Duke Energy Marketing America, LLC ("DEMA") entered into the Contract for the Purchase of Firm Capacity and Energy on June 3, 2002 (as amended, the "PPA"). Capitalized terms used but not otherwise defined in this Agreement have the meanings given such terms in the PPA.

        B.    All of DEMA's rights and obligations under the PPA were assigned to the Seller pursuant to an Assignment and Assumption Agreement dated as of August 5, 2004, and to which GPC consented pursuant to a Consent and Amendment to the Contract for Purchase of Firm Capacity and Energy dated as of July 16, 2004 (the "Prior Consent").

        C.    KGen Holdco LLC ("KGen Holdco") will acquire from the current owners (including MatlinPatterson Global Opportunities Partners II L.P) of KGen Partners LLC ("KGLLC") all of the interests in KGLLC other than certain interests owned by GKL Capital LP ("GKL Capital"). KGLLC owns directly or indirectly, the Seller.

        D.    KGen Power Corporation, a Delaware corporation ("KGen Power"), has agreed to acquire all of the membership interests of KGLLC pursuant to that certain Membership Interest Purchase and Sale Agreement (the "PSA") dated as of December 28, 2006 among KGen Power, KGen Holdco and GKL Capital. KGen Power will at the conclusion of the transactions become the sole owner of KGLLC and the indirect sole owner of Seller.

        E.    KGen Power has issued 100% of its common stock in a private placement to a broad base of investors (the "Equity Offering"), the proceeds of which will be used to purchase the member interests of KGLLC and to repay a portion of its consolidated indebtedness. At no time will KGen Power be an affiliate of Matlin Patterson Global Opportunities Partners II L.P.

        F.     KGen Power will have substantially the same management team as KGLLC prior to the foregoing transactions.

        G.    The Seller requests that GPC consent to the Change of Control Transaction that will occur as a result of the foregoing transactions.

        H.    The parties hereto now desire to enter into this Agreement to evidence certain consents, subject to the satisfaction of conditions set forth in Section 2.1.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1
CONSENT

        Section 1.1.    Consent.    Notwithstanding anything to the contrary contained in the PPA, including, without limitation, Sections 19.1, 19.2 and 19.3 thereof, subject to the satisfaction of the conditions set forth in Section 2.1 below, GPC hereby consents to (a) the Change of Control Transaction resulting from (i) the acquisition of the membership interest of KGLLC as contemplated by the PSA and (ii) the Equity Offering by KGen Power; and (b) the collateral assignment of Seller's interest in the PPA to a collateral agent for the benefit of the lenders providing financing to KGen Power, Seller and the other secured parties described therein (and, with respect to such collateral assignment, GPC hereby agrees to execute and deliver a consent in favor of such collateral agent substantially in the form of the consent that has been provided by GPC in connection with prior Seller financings (the "Lender Consent")).

        Section 1.2    Amendment.    The parties hereby agree to amend the PPA (as amended by the Prior Consent) by replacing any reference to "Matlin Patterson Global Opportunities Partners II L.P." with "KGen Power Corporation."

        Section 1.3    Seller Performance Security.    Seller will provide on the Effective Date (as defined below) replacement Eligible Collateral for the Seller Performance Security in accordance with the terms of the PPA. Upon receipt of such replacement Eligible Collateral, GPC will release the existing Eligible Collateral for the Seller Performance Security.

ARTICLE 2
MISCELLANEOUS

        Section 2.1.    Conditions Precedent.    This Agreement constitutes a binding agreement among the parties as of the date hereof, but, notwithstanding anything to the contrary herein, the provisions of Article 1 and Section 2.2(b) hereof are conditioned upon and subject to the following:

          (a)   the closing of the transactions contemplated by the PSA and the Equity Offering (the "Effective Date");

          (b)   the occurrence both before and after giving effect to such transactions on the Effective Date of no fact or circumstance arising under the PSA or with respect to the Equity Offering which results in a Seller's Default or Event of Default under the PPA; and

          (c)   GPC's receipt (which shall be deemed to include, without limitation, public notice of such written order) from the Georgia Public Service Commission of a written order approving without condition (or, if conditional, only with such conditions that are reasonably acceptable to GPC) the transactions described herein as they relate to the PPA, unless the Georgia Public Service Commission decides that such order is not necessary (in which case this clause (c) shall not be a condition precedent under this Section 2.1). For purposes of this Section 2.1 (c), such order shall be deemed to be reasonably acceptable to GPC upon the earlier to occur of (i) GPC providing written notice of such acceptance by GPC and (ii) the 5th Business Day after GPC's receipt of such order, unless in the case of this clause (ii) GPC has notified Seller in writing on or prior to such 5th Business Day that such order is not reasonably acceptable to GPC.

        Section 2.2    Representations and Warranties.    Each party represents and warrants that (a) it is validly organized under the laws of its jurisdiction and has full corporate or limited liability company power, as applicable, to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or limited liability company and governmental action, as applicable, and do not contravene its organizational documents, and (c) this Agreement has been validly executed and delivered by it. Seller represents and warrants on the Effective Date (after giving effect to the transactions contemplated by the PSA to occur on the Effective Date) that the representations and warranties contained in Section 3.1.1 through 3.1.5 of the PPA (as amended hereby) are true and correct in all material respects.

        Section 2.3.    No Other Amendments.    Except as amended, modified or waived by this Agreement, the PPA remains in full force and effect as originally written.

        Section 2.4.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        Section 2.5.    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute a single instrument.

        Section 2.6.    Amendments.    No waiver, amendment or other modification to the terms of this Agreement shall be valid unless in writing and signed by the parties hereto.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GEORGIA POWER COMPANY
By:	/s/ Illegible
Name:	/s/ Illegible
Title:	/s/ Illegible
KGEN MURRAY I AND II LLC
By:	/s/ JAMES H. SWEENEY III
Name:	James H. Sweeney III
Title:	Sr. Vice President—Energy Management

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CONSENT AND AMENDMENT TO THE CONTRACT FOR THE PURCHASE OF FIRM CAPACITY AND ENERGY